UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2005

MGM MIRAGE

(Exact name of registrant as specified in its charter)

DELAWARE	0-16760	88-0215232
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of Principal Executive Offices)		(Zip Code)

(702) 693-7120
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04.	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

     On January 11, 2005, MGM MIRAGE (the “Company”) issued a press release, a copy which is filed herewith, announcing that the Company has called for the redemption of its $200 million in outstanding principal amount of its 6 7/8% Senior Collateralized Notes due February 6, 2008 (the “Collateralized Notes”) that were originally issued pursuant to an Indenture between the Company (formerly known as MGM Grand, Inc.), the subsidiary guarantors thereof, and The Bank of New York, as successor to U.S. Trust Company, National Association (formerly known as U.S. Trust Company of California, N.A.), as trustee. The redemption of the Collateralized Notes will be consummated on February 9, 2005 and will be made pursuant to the terms of the Indenture. The Collateralized Notes will be redeemed at an amount, to be determined three business days prior to the date of redemption, equal to the present value (based on the applicable rate identified in the Indenture) of the remaining scheduled interest and principal payments from the date of redemption through and including the original scheduled date of maturity for such Collateralized Notes plus accrued interest on such Collateralized Notes as of the date of such redemption.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:

99	Text of the press release of the Registrant, dated January 11, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: January 11, 2005	By:	/s/ Bryan L. Wright
		Name:	Bryan L. Wright
		Title:	Vice President - Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

No.	Description
99	Text of the press release of the Registrant, dated January 11, 2005